Nasdaq

805 King Farm Blvd.
Rockville, MD 20850 / USA

business.nasdaq.com

By Electronic Delivery to: jearly@interpacedx.com

August 30, 2017

Mr. James Early
Chief Financial Officer
Interpace Diagnostics Group, Inc.
Morris Corporate Center 1, Building C
300 Interpace Parkway
Parsippany, NJ 07054

Re: Interpace Diagnostics Group, Inc. (the "Company")
Nasdaq Symbol: IDXG

Dear Mr. Early:

On July 31, 2017, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from August 15 to 28, 2017, the closing bid price of the Company's common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

If you have any questions, please contact Shawn Abdool, Listing Analyst, at +1 301 978 8030.

Sincerely,

Randy Genau
Director
Nasdaq Listing Qualifications